UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2010

BRADY CORPORATION
 (Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 358-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(d) Effective June 19, 2010, the holders of the Class B Common Stock of Brady Corporation (the “Corporation”) elected Gary S. Balkema to the Corporation’s Board of Directors. There was no arrangement or understanding pursuant to which Mr. Balkema was elected director, and no related party transactions exist between the Corporation and Mr. Balkema.
Mr. Balkema has not been appointed to any committees of the Board of Directors at this time. He is eligible to participate in the Corporation’s equity incentive and other benefits plans on a basis similar to other non-employee directors and, as such, will receive a stock option award of 10,000 shares 14 days after the date he was elected.
A copy of the press release related to the election of Mr. Balkema to the Board of Directors is being provided to the Securities and Exchange Commission as Exhibit 99.1 attached herewith and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit
99.1	Press Release of Brady Corporation, dated June 18, 2010, relating to the election of Gary S. Balkema.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: June 23, 2010	/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release of Brady Corporation, dated June 18, 2010, relating to the election of Gary S. Balkema.